   AS FILED WITH THE SECURITIES AND EXCHANGE COMMISSION ON SEPTEMBER 30, 1997
                                                      REGISTRATION NO. 333-_____



                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549


                                    FORM S-8
                             REGISTRATION STATEMENT
                                      UNDER
                           THE SECURITIES ACT OF 1933


                                 PROSOURCE, INC.
             (Exact Name of Registrant as Specified in Its Charter)


               DELAWARE                                         65-0335019
      (State or Other Jurisdiction of                      (I.R.S. Employer
      Incorporation or Organization)                       Identification No.)

                              1500 SAN REMO AVENUE
                             CORAL GABLES, FL 33146
                                 (305) 740-1000
          (Address, Including Zip Code, and Telephone Number, Including
             Area Code, of Registrant's Principal Executive Offices)



               AMENDED AND RESTATED MANAGEMENT OPTION PLAN (1995)
                             1996 STOCK OPTION PLAN
                            (Full Title of the Plan)



                                 DAVID R. PARKER
                              CHAIRMAN OF THE BOARD
                                 PROSOURCE, INC.
                              1500 SAN REMO AVENUE
                             CORAL GABLES, FL 33146
                                 (305) 740-1000
                (Name, Address, Including Zip Code, and Telephone
               Number, Including Area Code, of Agent For Service)

                                    Copy to:

                             JOEL I. GREENBERG, ESQ.
                   KAYE, SCHOLER, FIERMAN, HAYS & HANDLER, LLP
                                 425 PARK AVENUE
                            NEW YORK, NEW YORK 10022

                        CALCULATION OF REGISTRATION FEE


  Title of Securities to         Amount to be             Proposed Maximum           Proposed Maximum              Amount of
      be Registered               Registered             Offering Price Per         Aggregate Offering          Registration Fee
                                                                Share                      Price
Class A Common                328,500 Shares (1)             $ 10.15 (4)              $ 3,334,275  (4)              $1,010.39
Stock, $.01 par value         384,500 Shares (2)             $ 14.00 (4)              $ 5,383,000  (4)              $1,631.21
per share                     165,500 Shares (3)             $6.8125 (5)              $1,127,468.75(5)              $  341.66


Class B Common                328,500 Shares (1)             $ 10.15 (4)              $ 3,334,275  (4)              $1,010.39
Stock, $.01 par value         384,500 Shares (2)             $ 14.00 (4)              $ 5,383,000  (4)              $1,631.21
per share                     165,500 Shares (3)             $6.8125 (5)              $1,127,468.75(5)              $  341.66


(1) Shares reserved for issuance pursuant to options previously granted under the Amended and Restated Management Option Plan (1995). The shares issuable pursuant to such options consist of shares of Class B Common Stock which are convertible into Class A Common Stock on a one-to-one basis at any time at the option of the holder thereof and in certain other circumstances. No additional options will be granted under this plan.

(2) Shares reserved for issuance pursuant to options previously granted under the 1996 Stock Option Plan. The shares issuable pursuant to such options consist of shares of Class B Common Stock which are convertible into Class A Common Stock on a one-to-one basis at any time at the option of the holder thereof and in certain other circumstances.

(3) Additional shares reserved for issuance pursuant to options to be granted under the 1996 Stock Option Plan. The shares issuable pursuant to such options consist of shares of Class B Common Stock which are convertible into Class A Common Stock on a one-to-one basis at any time at the option of the holder thereof and in certain other circumstances.

(4) Based on the average exercise price for options previously granted. Estimated solely for the purpose of calculating the registration fee.

(5) The offering price has been computed pursuant to Rules 457(c) and 457(h)(1) promulgated under the Securities Act of 1933, as amended, on the basis of the high and low prices of the Class A Common Stock on the NASDAQ National Market as of a date within five business days prior to the filing of this Registration Statement (September 26, 1997). Estimated solely for the purpose of calculating the registration fee.

                                     PART II

                             INFORMATION REQUIRED IN
                           THE REGISTRATION STATEMENT

ITEM 3.  INCORPORATION OF DOCUMENTS BY REFERENCE.

                  The following documents, or portions thereof, filed with the Securities and Exchange Commission (the "Commission"), are incorporated herein by reference:

                  1. Annual Report on Form 10-K of ProSource, Inc. (the "Company") for the fiscal year ended December 28, 1996 filed with the Commission on March 28, 1997 (the "1996 Annual Report on Form 10-K").

                  2. Quarterly report on Form 10-Q of the Company for the fiscal quarter ended March 29, 1997 filed with the Commission on May 13, 1997.

                  3. Quarterly report on Form 10-Q of the Company for the fiscal quarter ended June 28, 1997 filed with the Commission on August 11, 1997.

                  4. The description of the Class A common stock, $.01 par value per share, of the Company (the "Class A Common Stock") is contained under Item
1. "Description of Registrant's Securities to be Registered" in the Company's Registration Statement on Form 8-A under the Securities Exchange Act of 1934, as amended, filed with the Commission on November 5, 1996.

                  All documents subsequently filed by the Company pursuant to Sections 13(a), 13(c), 14 and 15(d) of the Exchange Act, prior to the filing of a post-effective amendment which indicates that all securities offered have been sold or which deregisters all securities then remaining unsold, shall be deemed incorporated by reference herein and to be a part hereof from the date of filing of such documents.

ITEM 4.  DESCRIPTION OF SECURITIES.

                  The description of the Class B common stock, $.01 par value per share, of the Company (the "Class B Common Stock") is contained under the heading "Description of Capital Stock" on pages 56-57 of the Company's final prospectus, dated November 11, 1996, filed with the Commission on November 12, 1996 pursuant to Rule 424(b) promulgated under the Securities Act of 1933, as amended (the "Securities Act").

ITEM 5.  INTERESTS OF NAMED EXPERTS AND COUNSEL.

                  Not applicable.

ITEM 6.  INDEMNIFICATION OF DIRECTORS AND OFFICERS.

         As authorized by Section 102(b)(7) of the Delaware General Corporation Law (the "Delaware Law"), Article Eighth of the Company's Restated Certificate of Incorporation provides that directors of the Company shall not be personally liable to the Company or its stockholders for monetary damages for breaches of their fiduciary duty of care as a director, except that such provision does not limit or eliminate the liability of any director (i) for any breach of the director's duty of loyalty to the Company or its stockholders, (ii) for acts or omissions not in good faith or which involve intentional misconduct or knowing violation of law, (iii) in respect of certain unlawful dividend payments or stock redemptions or repurchases or (iv) for any transactions from which the director derived an improper personal benefit. In addition, this provision does not limit directors' liability under federal securities laws.

         Section 145 of the Delaware Law provides, in summary, that directors and officers of Delaware corporations are entitled, under certain circumstances, to be indemnified against all expenses and liabilities (including attorney's fees) incurred by them as a result of suits brought against them in their capacity as a director or officer, if they acted in good faith and in a manner reasonably believed to be in or not opposed to the best interests of the Company, and, with respect to any criminal action or proceeding, if they had no reasonable cause to believe their conduct was unlawful; provided, that no indemnification may be made against expenses in respect of any claim, issue or matter as to which they shall have been adjudged to be liable to the Company, unless and only to the extent that the court in which such action or suit was brought shall determine upon application that, despite the adjudication of liability but in view of all the circumstances of the case, they are fairly and reasonably entitled to indemnity for such expenses which the court shall deem proper. Any such indemnification may be made by the Company only as authorized in each specific case upon a determination by the stockholders or disinterested directors that indemnification is proper because the indemnitee has met the applicable standard of conduct. Article Seventh of the Company's Restated Certificate of Incorporation entitles officers and directors of the Company to indemnification to the fullest extent permitted by Section 145 of the Delaware Law, as the same may be supplemented from time to time.


ITEM 7.  EXEMPTION FROM REGISTRATION CLAIMED.

                  Not applicable.

ITEM 8.  EXHIBITS.

                  The following are filed as exhibits to this registration statement:

Exhibits    Description
--------    -----------
4.1         Amended and Restated Management Option Plan (1995). Incorporated by
            reference from Exhibit 10.28 to Amendment No. 4 to the Company's
            Registration Statement on Form S-1 under the Securities Act filed with the Commission on November 6, 1996 (Registration No.
            333-11499).

4.2 1996 Stock Option Plan. Incorporated by reference from Exhibit 10.29 to Amendment No. 4 to the Company's Registration Statement on Form S-1 under the Securities Act filed with the Commission on November 6, 1996 (Registration No. 333-11499).

4.3         Restated Certificate of Incorporation of ProSource, Inc.
            Incorporated by reference from Exhibit 3.1 to the Company's 1996 Annual Report on Form 10-K.

4.4         Amended and Restated By-laws of ProSource, Inc., as amended.
            Incorporated by reference from Exhibit 3.1 to the Company's quarterly report on Form 10-Q for the fiscal quarter ended June 28, 1997 filed with the Commission on August 11, 1997.

5.1         Opinion of Messrs. Kaye, Scholer, Fierman, Hays & Handler, LLP.

23.1        Consent of Independent Public Accountants.

23.2 Consent of Messrs. Kaye, Scholer, Fierman, Hays & Handler, LLP contained in such firm's opinion filed as Exhibit 5.1 hereto.

24.1        Power of Attorney. Included on the signature page at Page II-6.


ITEM 9.  UNDERTAKINGS.

                  The undersigned registrant hereby undertakes:

                  A. To file, during any period in which offers or sales are being made, a post-effective amendment to this Registration Statement:

                           1. To include any prospectus required by Section
                  10(a)(3) of the Securities Act of 1933, unless the information required to be included in such post-effective amendment is contained in a periodic report filed with or furnished to the Securities and Exchange Commission by the registrant pursuant to Section 13 or Section 15(d) of the Securities Exchange Act of 1934 and incorporated herein by reference.

                           2. To reflect in the prospectus any facts or events
                  arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement, unless the information required to be included in such post-effective amendment is contained in a periodic report filed with or furnished to the Securities and Exchange Commission by the registrant pursuant to Section 13 or Section 15(d) of the Securities Exchange Act of 1934 and incorporated herein by reference. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Commission pursuant to Rule 424(b) (Section 230.424(b) of this chapter), if, in the aggregate, the changes in volume and price represent no more than a 20 percent change in the maximum aggregate offering price set forth in the "Calculation of Registration Fee" table in the effective registration statement.

                           3. To include any material information with respect
                  to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement.


                  B. That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

                  C. To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

                  The undersigned registrant hereby undertakes that, for purposes of determining any liability under the Securities Act of 1933, each filing of the registrant's annual report pursuant to Sections 13(a) or 15(d) of the Securities Exchange Act of 1934 (and, where applicable, each filing of an employee benefit plan's annual report pursuant to Section 15(d) of the Securities Exchange Act of 1934) that is incorporated by reference in this registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

                  Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the registrant pursuant to the foregoing provisions, or otherwise, the registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.

                                   SIGNATURES

                  Pursuant to the requirements of the Securities Act of 1933, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Coral Gables, State of Florida, on this 29th day of September, 1997.



                                            PROSOURCE, INC.


                                            By:  /s/ David R. Parker
                                                 ------------------------------
                                                 Name:  David R. Parker
                                                 Title:   Chairman of the Board

                  Pursuant to the requirements of the Securities Act of 1933, as amended, this registration statement has been signed by the following persons in the capacities and on the dates indicated. Each person whose signature appears below hereby authorizes each of David R. Parker, Thomas C. Highland and William
F. Evans, as attorney-in-fact, to sign and file on his behalf, individually and in each capacity stated below, any pre-effective or post-effective amendment hereto.

         Signature                         Title                            Date
         ---------                         -----                            ----
/s/ David R. Parker              Chairman of the Board              September 29, 1997
-----------------------------    of Directors
David R. Parker                  (principal executive officer)


/s/ Thomas C. Highland           President, Chief Executive         September 29, 1997
-----------------------------    Officer and Director
Thomas C. Highland


/s/ Daniel J. Adzia              Vice Chairman, Chief Marketing     September 29, 1997
-----------------------------    Officer and Director
Daniel J. Adzia

/s/ William F. Evans             Executive Vice President,          September 29, 1997
-----------------------------    Chief Financial Officer
William F. Evans                 (principal financial officer)


/s/ Marcelino Iturrey            Vice President, Controller         September 29, 1997
-----------------------------    (principal accounting officer)
Marcelino Iturrey

/s/ Michael Carpenter            Director                           September 29, 1997
-----------------------------
Michael Carpenter

/s/ C. Lee Johnson               Director                           September 29, 1997
-----------------------------
C. Lee Johnson

/s/ Anthony R. Melman            Director                           September 29, 1997
-----------------------------
Anthony R. Melman

/s/ Anthony Munk                 Director                           September 29, 1997
-----------------------------
Anthony Munk

/s/ Gerald W. Schwartz           Director                           September 29, 1997
-----------------------------
Gerald W. Schwartz

/s/ R. Geoffrey P. Styles        Director                           September 29, 1997
-----------------------------
R. Geoffrey P. Styles

                                  EXHIBIT INDEX

Exhibit    Description                                                   Page
-------    -----------                                                   ----
5.1        Opinion of Kaye, Scholer, Fierman, Hays & Handler, LLP         1

23.1       Consent of Independent Public Accountants                      2